UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2006

HMS Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

NY	0-50194	11-3656261
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Park Avenue South New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 725-7965

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 12, 2006, the Board of Directors of HMS Holdings Corp. (the “Company”) elected William S. Mosakowski to serve on the Board of Directors (the “Board”). Mr. Mosakowski was elected as a director of our Board in the class with a term expiring in 2008.

Mr. Mosakowski was elected as a director pursuant to Section 7.05 of the Asset Purchase Agreement (the “Purchase Agreement”) dated June 22, 2006 among the Company, Health Management Systems, Inc. and Public Consulting Group, Inc. (“PCG”) that was filed with the Securities and Exchange Commission (the “SEC”) on June 26, 2006 as Exhibit 99.1 to the Company’s Current Report on Form 8-K, as amended by the Amendment No. 1 to the Purchase Agreement that was filed with the SEC on September 14, 2006 as Exhibit 99.1 to the Company’s Current Report on Form 8-K.

Mr. Mosakowski is the President, Chief Executive Officer, controlling stockholder and member of the Board of Directors of PCG. According to reports filed with the SEC, PCG owns 1,749,800 shares of the Company’s common stock that were issued pursuant to the Purchase Agreement, as amended.

The Board has not yet made any determinations to appoint Mr. Mosakowski to any committees of the Board. The Company will amend this Current Report on Form 8-K in the event that the Board makes such a determination.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated December 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Holdings Corp. (Registrant)

Date: December 15, 2006	By:	/s/ Thomas G. Archbold
Chief Financial Officer

EXHIBIT INDEX

EX-99.1	Press Release dated December 13, 2006.